SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                 Date of Report:
                                October 18, 1999
                         (Date of earliest event reported)




                           CITIZENS UTILITIES COMPANY
               (Exact name of Registrant as specified in charter)



          Delaware                    001-11001              06-0619596
(State or other jurisdiction   (Commission File Number)   (IRS Employer
      of incorporation)                                   Identification No.)



3 High Ridge Park, P.O. Box 3801, Stamford, Connecticut        06905
-------------------------------------------------------        -----
(Address of principal executive offices)                   (Zip Code)



                                 (203) 614-5600
               (Registrant's telephone number, including area code)


                           No change since last report
             (Former name or address, if changed since last report)

Item 5.  Other Events.
         Citizens Utilities Company has agreed to sell its water and wastewater operations, Citizens Water Resources, to American Water Works Inc.
         for an aggregate purchase price of $835 million consisting of $745 million in cash and $90 million of assumed debt. The transaction is expected to close in mid-year 2000 following regulatory approvals.

Item 7.  Financial Statements, Exhibits.

         (c)      Exhibits

                  99.1 Press release of Citizens Utilities Company released October 18, 1999 announcing that it has agreed to sell its water and wastewater operations, Citizens Water Resources to American Water Works Inc.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CITIZENS UTILITIES COMPANY
                                           Registrant




                                           By:/s/ Robert J. DeSantis
                                           ----------------------------
                                           Chief Financial Officer,
                                           Vice President and Treasurer




Date:    October 18, 1999